Exhibit 23

	Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 33-56739, to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 33-58403, to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 33-43655, to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 No. 33-64576, to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 No. 33-24952, to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 No. 33-28096, to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 33-32275 and to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 33-55816 of our report dated February 9, 1996 appearing on page 53 of The Montana Power Company's Annual Report on
Form 10-K for the year ended December 31, 1995.



/s/ PRICE WATERHOUSE LLP




Portland, Oregon
March 22, 1996